EXHIBIT 10.1

CONTRACT FOR SUPPLY AND SALE OF GRANITE PRODUCTS

1.  This contract is made  and entered into this June 3, 2013 (the “Effective Date”), by and between LLC Ukr Stone, of 64 Kyivska St., Zhytomyr, Ukraine,  herein referred to as “Seller”, and UA Granite Corp, of 10 B. Khmelnytsky St., # 13A, Kyiv, Ukraine,  herein referred to as “Buyer”.

2.             (a) Seller shall sell to the Buyer, and the Buyer shall buy from the Sellers, on a non-exclusive basis, those certain granite products, identified in Seller’s website at www.ukrstone.com, at prices identified agreed to in writing between the parties prior to purchase.  Prices are exclusive of all taxes, insurance, and shipping and handling charges, which are Purchaser’s sole responsibility.

(b) Products may, in the sole discretion of Buyer, be packaged, marketed and commercially resold by Purchaser under Buyer’s own brand(s).

(c) Shipment will be F.O.B. to Buyer’s specified port or other location specified by Buyer (“Delivery Point”), freight collect, at which time title and risk of loss will pass to Buyer.  All freight, insurance and other shipping expenses from Delivery Point, as well as any expenses related to Buyer’s special packing requests, will be borne by Buyer, unless otherwise agreed to in writing by Supplier.

3. Buyer agrees to pay for the goods within 60 days from the time they are being received at the final destination port.  All payments shall be made in United States Dollars.

4. Goods shall be deemed received by Buyer when delivered to the Delivery Point.

5. This Agreement shall commence on the Effective Date and have a term which expires June 3, 2015, unless terminated earlier as provided herein.

6. Seller warrants that the goods shall be free from any security interest or other lien or encumbrance, that they shall be free from same at the time of delivery, and that he neither knows nor has reason to know of any outstanding title or claim of title hostile to his rights in the goods.

7. Buyer has the right to examine the goods on arrival and has 7 days to notify Seller of any claim for damages on account of the condition, grade or quality of the goods. That said notice must specifically set forth the basis of his claim, and that his failure to either notice seller within the stipulated period of time or to set forth specifically the basis of his claim will constitute irrevocable acceptance of the goods.

9.   Either party shall be free from liability for the failure or omission in performance of its obligations hereunder if such failure or omission is a result of fire, flood, war, earth-quake, prohibition of export or import, limitation in respect of remittance currency and other governmental activities as well as other circumstances beyond reasonable control of the parties.

10. Neither party may assign, delegate, or transfer this agreement, or any of its rights or duties hereunder, without the prior written consent of the other party.  Any attempted assignment or delegation in violation of this section shall be void.  The provisions of this agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Notwithstanding the foregoing, Seller may assign its rights and duties hereunder in connection with a merger, consolidation, spin-off, corporate reorganization, acquisition, or sale of all or substantially all the assets of Seller.

11.  Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship.  Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

12.  No modification to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

13.  This Agreement and the schedules and exhibits attached hereto constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior agreements between the parties with respect to such subject matter.

14. This agreement is governed by New York law and has been executed in duplicate, whereby both buyer and seller have retained one copy each, on June 3, 2013.

/S/ Myroslav Tsapaliuk Myroslav Tsapaliuk, President (Buyer)	/S/ Volodymyr Levitsky Volodymyr Levitsky, Director (Seller)